Exhibit 8.1


                          GUARDIAN BIOTECHNOLOGIES INC.


                             SUBSCRIPTION AGREEMENT


SUBSCRIPTION AGREEMENT made as of this ______ day of _________, 200_, between GUARDIAN BIOTECHNOLOGIES INC., a Canada corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

                                     RECITAL


The Company desires to obtain financing by selling _________ shares of common stock (the "Shares") on the terms described in the current Prospectus for Guardian Biotechnologies Inc., as supplemented or amended from time to time. The Subscriber desires to purchase that number of Shares set forth on the signature page hereof.

     NOW THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows, including the Recital:

1.     SUBSCRIPTION  FOR  SHARES  AND  REPRESENTATIONS  BY  THE  SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth and described in the current Prospectus for Guardian Biotechnologies Inc., the Subscriber subscribes for and agrees to purchase the number of Shares for the purchase price set forth upon the signature page hereof, and the Company agrees to sell such Shares to the Subscriber at a purchase price equal to such amount.
1.2 The Subscriber recognizes that the purchase of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he/she may not be able to liquidate his or her investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) he/she could sustain a complete loss of his or her entire investment.
1.3 The Subscriber represents that (i) he/she is competent to understand and does understand the nature of the investment; and (ii) he/she is able to bear the economic risk of this investment.
1.4     Please  check  the  appropriate  space:
____ The Subscriber represents that he/she is an "accredited investor". The definition of an "accredited investor" includes the following:
(a)  a  Canadian  financial institution, or an authorized foreign bank listed in
Schedule  III  of  the  Bank  Act  (Canada),
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
(c) an association under the Cooperative Credit Associations Act (Canada) located in Canada,
(d) a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
(e) a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario),
(f) an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of

Canada, as a representative of a person or company referred to in paragraph (e),
(g) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province,
(h)  a  municipality,  public  board  or  commission  in  Canada,
(i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
(j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority,
(k)  a  registered  charity  under  the  Income  Tax  Act  (Canada),
(l) an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that  before  taxes,  but  net  of  any related liabilities, exceeds $1,000,000,
(m) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,
(n) a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
(o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,
(p) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt,
(q) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or
(r) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;
____     Family,  friends  and  business  associates  to  the  Company.
____ The Subscriber represents that he/she is not a resident of Canada or the United States.
1.5 The Subscriber acknowledges that he/she has significant prior investment experience, including investment in non-listed and non-registered securities and that he/she recognizes the highly speculative nature of this investment.
1.6 The Subscriber hereby represents that he/she has been furnished by the Company and by his or her representatives during the course of this transaction with all information regarding the Company which he/she had requested or desired to know; that all other documents which could be reasonably provided have been made available for his or her inspection and review; and that he/she has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of this offering. The subscriber also acknowledges that he/she has been directed to the Company's SEC EDGAR site and has had the filings therein available to him or her prior to entering into this subscription agreement.
1.7 The Subscriber agrees that the Company may, if it desires, permit the transfer of the Securities by the Subscriber out of his or her name only when his or her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Act or any applicable state or province "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Securities by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.
1.8 The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this subscription. The Subscriber agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.
1.9 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Shares subscribed for he/she shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

2.     TERMS  OF  OFFERING

2.1 The subscription period will begin as of __________, 200_ and will terminate upon the date decided by the Company in its prospectus (the "Offering Expiration Date").
2.2 All funds paid hereunder in settlement of the subscription shall be immediately available to the Company.
2.3 The Subscriber agrees to purchase the number of Shares from the Company set forth upon the signature page hereof.
2.4 Closings on investor subscriptions shall be held as soon as practicable following the Company's acceptance hereof.

3.     MISCELLANEOUS

3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at IPW, 110 Gymnasium Place, SASKATOON, SASKATCHEWAN, CANADA S7N 0W9, Attention: President, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.
3.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of and payment for the Shares contemplated hereunder.
3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
3.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the Canada, without giving effect to the choice of law rules thereof.
3.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                              GUARDIAN  BIOTECHNOLOGIES  INC.
Date  of  Execution

                              By:  _________________________________

                              Its  _________________________________



TO  BE  COMPLETED  BY  INDIVIDUAL        TO  BE  COMPLETED  BY  CORPORATE,
SUBSCRIBERS                              PARTNERSHIP  OR  TRUST
                                         SUBSCRIBER

Name  of  Subscriber(s)                  Name  of  Subscriber
[Please  print]                          [Please  print]



                                         By:
Signature  of  Subscriber(s)             Authorized  Signatory


Address  of Subscriber                   Name and Title of Authorized Signature
                                         [Please  print]


Number  of  Shares Subscribed For at     Number of Shares Subscribed For at
$0.10  per  Share                        $0.10  per  Share


Total  Purchase  Price                   Total  Purchase  Price


Date  of  Execution                      Date  of  Execution




GUARDIAN  BIOTECHNOLOGIES  INC.  Subscription  form